INVESTOR RELATIONS: Quicksilver Resources Inc. Diane Weaver (817) 665-4834	MEDIA RELATIONS: Ward Creative Communications, Inc. Deborah Ward Buks or Shelley Eastland (713) 869-0707

FOR RELEASE AFTER MARKET CLOSE

November 7, 2005

Quicksilver Resources Reports THIRD Quarter 2005 Financial Results

Earnings per Share Increase 210% - Gas Production up 17% Year over Year

FORT WORTH (November 7, 2005) -- Quicksilver Resources Inc. (NYSE: KWK) today reported net income for third quarter of 2005 of $24.8 million on revenues of $83.8 million, or $0.31 per diluted share. The company's comparative third quarter of 2004 net income was $7.9 million on revenues of $45.5 million, or $0.10 per diluted share after adjusting for the three-for-two stock split effected in the form of a stock dividend in June 2005. Earnings per diluted share for the third quarter of 2005 increased 210 percent compared to third quarter 2004.

Net income for the first nine months of 2005 was $52.7 million on revenues of $207.6 million, or $0.66 per diluted share. This compares to first nine months 2004 net income of $21.3 million on revenue of $127.3 million, or $0.28 per diluted share. For the nine-month period ended September 2005, net cash from operating activities, as presented in the attached Condensed Consolidated Statements of Cash Flows, was $85.4 million compared to $54.4 million for same period in 2004.

Production

Natural gas production for the third quarter of 2005 was 11.8 billion cubic feet (Bcf), or an average of 128 million cubic feet per day (MMcf/d), which is a 17 percent increase over production of 10 Bcf, or an average of 109 MMcf/d, for the same period in 2004. The price realized for the company's natural gas production in the third quarter of 2005 averaged $6.12 per thousand cubic feet (Mcf), compared to the $3.73 per Mcf realized in the same period of 2004. Natural gas, including natural gas liquids (NGL), comprised 94 percent of the company's total production in the third quarter of 2005.

Crude oil production for the third quarter of 2005 was 139,000 barrels, or 1,507 barrels per day, as compared to 188,000 barrels of production in the third quarter of 2004. Crude prices realized for the third quarter of 2005 averaged $57.31 per barrel compared to $34.67 per barrel for the prior year third quarter.

Natural gas liquids production for the third quarter of 2005 was 64,000 barrels compared to 28,000 barrels in the third quarter of 2004. The price realized for natural gas liquids averaged $35.96 per barrel in the third quarter of 2005, compared to the average of $30.29 per barrel realized in the third quarter of 2004.

Operations Update

In the Barnett Shale play in north central Texas, Quicksilver has drilled 25 net wells to date this year, with 19 of these completed and connected into sales lines. The company's current net production is 15 million cubic feet equivalent per day (MMcfe/d). The company currently has four drilling rigs operating and expects to add a fifth drilling rig within two weeks. One hundred percent of Quicksilver's operated Barnett Shale gas is connected into its Cowtown Pipeline system. The Cowtown cryogenic natural gas liquids plant should be in operation in December. The company continues to add to its lease position which now stands at more than 251,000 net acres.

Three hundred seventy-five gross wells have been drilled to date this year in Quicksilver's Canadian coal bed methane project with a target of 500 gross wells (277 net) drilled by year-end. Current net production is 45 MMcf/d with production expected to be in excess of 50 MMcf/d by year-end.

Quicksilver has also drilled 50 net wells in Michigan and Indiana in its other shale projects. The company has had positive results in a re-entry horizontal drilling program in the Michigan Antrim Shale. This success coupled with re-works in non-Antrim properties has kept Michigan production ahead of budget for the year.

President and CEO, Glenn Darden, noted, "Despite heavy rains in Alberta and delays in securing drilling rigs in Texas, Quicksilver is making strong progress in our two large development drilling areas. What is most encouraging is the consistent well performance in both Texas and Canada. Now that we have solved the rig issue, the Texas production should grow rapidly."

Conference Call

The company's conference call to discuss operating and financial results is scheduled for Tuesday, November 8, 2005 at 10:00 a.m. central time. Quicksilver invites interested persons to participate in the conference call by dialing (877) 313-7932, ID number 3380369 prior to 9:55 am. A digital replay of the conference call will be available at 1:00 p.m. central time the same day, and will remain available for one week. The replay can be dialed at (800) 642-1687 and reference should be made to the conference ID number 3380369. The call will also be broadcast live via Internet webcast on the company's website, www.qrinc.com, linking through the "Investor Relations" page and the "Presentations & Conference Calls" link and will be available for one week.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil production company engaged in the development and acquisition of long-lived natural gas and crude oil properties. The company, widely recognized as a leader in the development and production of unconventional natural gas reserves, including coal bed methane, shale gas, and tight sands gas, is listed on the New York Stock Exchange (KWK). It has U.S. offices in Fort Worth, Texas; Granbury, Texas; Gaylord, Michigan; Corydon, Indiana and Cut Bank, Montana. Quicksilver also has a Canadian subsidiary, MGV Energy Inc., located in Calgary, Alberta. For more information about Quicksilver Resources, visit www.qrinc.com.

The statements in this press release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although these statements reflect the current views, assumptions and expectations of Quicksilver's management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Factors that could result in such differences or otherwise materially affect Quicksilver's financial condition, results of operations and cash flows include: changes in general economic conditions; fluctuations in natural gas and crude oil prices; failure or delays in achieving expected production from natural gas and crude oil exploration and development projects; uncertainties inherent in estimates of natural gas and crude oil reserves and predicting natural gas and crude oil reservoir performance; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations; and the effects of existing or future litigation; as well as other factors disclosed in Quicksilver's filings with the Securities and Exchange Commission.

QUICKSILVER RESOURCES INC.
Unaudited Selected Operating Results

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Production:
Natural gas (MMcf)	11,762	10,011	34,287	28,626
Oil (MBbls)	139	188	410	559
NGL (MBbls)	64	28	141	97
Total (MMcfe)	12,975	11,305	37,592	32,562

United States (MMcfe)	9,223	9,116	26,832	26,838
Canada (MMcfe)	3,752	2,189	10,760	5,724
Total (MMcfe)	12,975	11,305	37,592	32,562

Average Daily Production:
Natural gas (Mcfd)	127,846	108,813	125,595	104,474
Oil (Bbld)	1,507	2,042	1,501	2,040
NGL (Bbld)	691	303	516	354
Total (Mcfed)	141,033	122,883	137,699	118,838

Average Sales Price Per Unit (excluding effects of hedging):
Natural gas (per Mcf)	$ 6.66	$ 4.65	$ 5.80	$ 4.70
Oil (per Bbl)	$ 60.52	$ 38.22	$ 51.86	$ 34.51
NGL (per Bbl)	$ 35.96	$ 30.29	$ 34.41	$ 25.68
Total (per Mcfe)	$ 6.86	$ 4.83	$ 5.99	$ 4.80

Average Sales Price Per Unit (including effects of hedging):
Natural gas (per Mcf)	$ 6.12	$ 3.73	$ 5.24	$ 3.68
Oil (per Bbl)	$ 57.31	$ 34.67	$ 49.50	$ 31.75
NGL (per Bbl)	$ 35.96	$ 30.29	$ 34.41	$ 25.68
Total (per Mcfe)	$ 6.34	$ 3.96	$ 5.45	$ 3.85

Expense per Mcfe:
United States production cost	$ 1.73	$ 1.26	$ 1.64	$ 1.29
Canada production cost	$ 1.06	$ 1.10	$ 1.04	$ 1.10
Total production cost	$ 1.53	$ 1.22	$ 1.47	$ 1.25

Production taxes	$ 0.26	$ 0.22	$ 0.21	$ 0.22
General and administrative expenses	$ 0.41	$ 0.29	$ 0.35	$ 0.29
Depletion, depreciation and amortization	$ 1.07	$ 0.88	$ 1.04	$ 0.88

The results for interim periods are not necessarily indicative of annual results.

QUICKSILVER RESOURCES INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except for share data -- Unaudited

	September 30,	December 31,
	2005	2004 (1)
ASSETS
Current assets
Cash and cash equivalents	$ 29,742	$ 15,947
Accounts receivable	70,783	38,037
Current deferred income taxes	30,696	3,523
Inventories and other current assets	9,046	8,689
Total current assets	140,267	66,196

Investments in and advances to equity affiliates	7,918	8,254

Properties, plant and equipment -- net ("full cost")	997,075	802,610

Other assets	9,042	11,274
	$ 1,154,302	$ 888,334

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$ 356	$ 356
Accounts payable	35,365	28,407
Accrued derivative obligations	85,358	12,784
Accrued liabilities	44,880	41,904
Total current liabilities	165,959	83,451

Long-term debt	547,697	399,134

Derivative obligations	11,679	-

Asset retirement obligations	19,939	17,967

Deferred income taxes	98,070	83,506

Stockholders' equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized,
1 share issued and outstanding	-	-
Common stock, $0.01 par value, 100,000,000 shares authorized
78,519,540 and 77,752,151 shares issued, respectively	785	778
Paid in capital in excess of par value	212,431	200,690
Deferred compensation	(4,200)	-
Treasury stock of 2,568,611 shares	(10,258)	(10,258)
Accumulated other comprehensive (loss) income	(46,780)	6,762
Retained earnings	158,980	106,304
Total stockholders' equity	310,958	304,276
	$ 1,154,302	$ 888,334

  Share amounts have been adjusted to reflect a three-for-two stock split effected in the form of a stock dividend in June 2005. The split did not affect treasury shares.

The results for interim periods are not necessarily indicative of annual results.

QUICKSILVER RESOURCES INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

In thousands, except for per share data -- Unaudited

For the Three Months Ended			For the Nine Months Ended
September 30,			September 30,
	2005	2004 (1)	2005	2004 (1)
Revenues
Oil, gas and related product sales	$ 82,204	$ 44,743	$ 204,887	$ 125,467
Other revenue	1,569	801	2,675	1,834
Total revenues	83,773	45,544	207,562	127,301
Expenses
Oil and gas production costs	23,272	16,407	63,208	48,226
Other operating costs	249	65	1,364	571
Depletion, depreciation and accretion	13,873	9,982	39,262	28,801
Provision for doubtful accounts	-	-	88	-
General and administrative	5,381	3,281	13,112	9,290
Total expenses	42,775	29,735	117,034	86,888

Income from equity affiliates	230	300	669	880

Operating income	41,228	16,109	91,197	41,293

Other income-net	(253)	(44)	(457)	(137)
Interest expense	5,589	4,204	15,022	11,246

Income before income taxes	35,892	11,949	76,632	30,184
Income tax expense	11,199	4,060	24,000	8,858

Income before discontinued operations	24,693	7,889	52,632	21,326
Discontinued operations
Gain from discontinued drilling operations,
net of income tax of $ 34	62	-	62	-
Net income	$ 24,755	$ 7,889	$ 52,694	$ 21,326

Basic net income per share
Continuing operations	$ 0.33	$ 0.11	$ 0.70	$ 0.29
Discontinued operations	-	-	-	-
Net income	$ 0.33	$ 0.11	$ 0.70	$ 0.29

Diluted net income per share
Continuing operations	$ 0.31	$ 0.10	$ 0.66	$ 0.28
Discontinued operations	-	-	-	-
Net income	$ 0.31	$ 0.10	$ 0.66	$ 0.28

Weighted average common shares outstanding
Basic	75,931	74,638	75,777	74,530
Diluted	82,668	76,288	82,403	76,037

  Share and per share amounts have been adjusted to reflect a three-for-two stock split effected in the form of a stock dividend in June 2005. The split did not affect treasury shares.

The results for interim periods are not necessarily indicative of annual results.

QUICKSILVER RESOURCES INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands-Unaudited

	For the Nine Months Ended
	September 30,
	2005	2004
Operating activities:
Net income	$ 52,694	$ 21,326
Charges and credits to net income not affecting cash
Depletion, depreciation and accretion	39,262	28,801
Deferred income taxes	23,620	8,528
Amortization of deferred loan costs	1,061	907
Non-cash compensation	932	-
Income from equity affiliates	(669)	(880)
Non-cash gain from hedging activities	(305)	(618)
Other	71	(37)
Changes in assets and liabilities
Accounts receivable	(32,834)	(1,822)
Inventory, prepaid expenses and other	(2,991)	(31)
Accounts payable	6,084	3,011
Accrued liabilities and other	(1,528)	(4,824)
Net cash from operating activities	85,397	54,361

Investing activities:
Development and exploration costs and other property additions	(226,376)	(141,168)
Distributions and advances from equity affiliates -- net	1,005	1,604
Proceeds from sale of assets	9,301	8,591
Net cash used for investing activities	(216,070)	(130,973)

Financing activities:
Notes payable, bank proceeds	143,094	329,406
Principal payments on long-term debt	(245)	(237,234)
Deferred financing costs	(223)	(2,958)
Payment of fractional shares	(18)	-
Issuance of common stock, net of issuance costs	1,721	1,920
Net cash from financing activities	144,329	91,134

Effect of exchange rate changes on cash	139	(646)

Net increase in cash and cash equivalents	13,795	13,876

Cash and cash equivalents at beginning of period	15,947	4,116

Cash and cash equivalents at end of period	$ 29,742	$ 17,992

Commencing with the second quarter ended June 30, 2005, the company changed how it accounts for plant, property and equipment under Statement of Financial Accounting Standards No. 95. The reclassification affects (i) accounts payable, (ii) accrued liabilities and other, and (iii) purchase of properties and equipment in the condensed consolidated statements of cash flow. The prior period presented has been adjusted to conform to this presentation.

The results for interim periods are not necessarily indicative of annual results.